                                                            EXHIBIT (b)(8)(c)(1)

                                  SCHEDULE A

                   NATIONAL VARIABLE LIFE INSURANCE ACCOUNT
                     NATIONAL VARIABLE ANNUITY ACCOUNT II







                                                /s/ D. RUSSELL MORGAN
                                                --------------------------
                                                    April 25, 1997


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